UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 19, 2010, Autoliv, Inc. (the “Company”) entered into separate exchange agreements with certain holders of the Company’s equity units (the “Equity Units”) whereby the Company agreed to issue an aggregate of 820,999 treasury shares of its common stock, par value $1.00 per share (the “Common Stock”) and deliver an aggregate of approximately $2,027,746 in cash, in exchange for an aggregate of 630,520 Equity Units held by the certain holders of the Equity Units.

On May 20, 2010, the Company entered into additional separate exchange agreements with certain other holders of Equity Units whereby the Company agreed to issue an aggregate of 1,516,113 treasury shares of its Common Stock and deliver an aggregate of $3,695,390 in cash, in exchange for an aggregate of 1,164,360 Equity Units held by the certain other holders of the Equity Units. The closings of the exchanges are scheduled to occur today.

The Company may, from time to time, repurchase additional Equity Units.

Each of the exchanges is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Item 8.01	Other Events

On May 24, 2010, Autoliv, Inc. issued a press release announcing the exchanges with the holders of the Equity Units.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: May 24, 2010
	By:	/S/ LARS A. SJÖBRING
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary